EXHIBIT 10.16

November 10, 1998

Mr. Christopher J. Carey
1418 Jericho Road
Abington, PA  19001

Dear Chris:

I am pleased to confirm the conditions of our employment offer as follows:

1.       Annualized Salary:                          $250,000
2.       Bonus (for 1999 performance):               $150,000 Guaranteed
3.       Stock Option:                               40,000,  with 5-year vesting schedule,  10-year term.  Immediate vesting
                                                     if  change  of  control   (which  is  defined  as  the   dissolution  or
                                                     liquidation of Provident (PFGI) or any merger in which  Provident is not the surviving corporation).
4.       Title:                                      Executive Vice President & CFO of PFGI
5.       Change of Control:                          If any change of control occurs, Carey has 30 days after  the  change of control to notify the company of his intent to end his  employment,  and two  years  of his  base  salary  and  bonus  shall  be  paid  to  Carey regardless  of if and  when  other  employment  is  secured.  The  bonus payments  shall be based on the highest  bonus paid to Carey  during the two years  preceding  the change in control,  or the initial  guaranteed bonus of $150,000,  whichever amount is greater. Carey will also receive benefits detailed in 6B below for a two year period.
6.       Termination of Employment:                  A. If Carey's  employment is  terminated  for any reason except for acts which are illegal,  fraudulent,  or those,  which constitute  willful or gross misconduct  or gross  dereliction of duty, then he shall be paid a severance  of his then  current  base salary and bonus for one full year from  the  effective  date of his  termination.  The  bonus  will be the highest  bonus  paid  to  Carey  during  the  two  years  preceding  his termination,  or the initial guaranteed bonus of $150,000,  whichever is greater.
                                                     B. Carey will also receive  full  continuation  of health care  coverage for one year  from  the  date of  termination.  Carey  will be  provided outplacement services by PFGI, or its successor,  by Manchester Partners
                                                     International,  at their  "Leaders  in  Transition"  program  level,  or then-equivalent  level of service.  PFGI, or its successor  will pay the cost of these outplacement services.
7.       Relocation:                                 Coverage as  detailed  in  comprehensive  policy  (being  mailed to your home).
8.       Benefits:                                   All rights and privileges as provided to all Bank  employees  (feel free to contact Terry Henley,  Senior Vice  President,  Human  Resources,  at
                                                     (513) 579-2098.
9.       Deferred Compensation:                      Eligible 1/1/99
10.      Vacation:                                   4 weeks
11.      Drug Test & Bondability:                    Offer contingent upon passing the drug exam and bondability.

Chris,  I look forward to your joining us as soon as possible.  If you agree with the terms of this offer,  please sign below and return a copy to me.

Sincerely,

/s/Robert L. Hoverson
---------------------
Robert L. Hoverson
President & Chief Executive Officer

Agreed and accepted:

/s/ Christopher J. Carey
------------------------
Christopher J. Carey

Date:  November 16, 1998
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